EXHIBIT NO. 99



            Cogentrix Acquires Ownership Interest in 800 MW Power
                Facility located in Batesville, Mississippi


CHARLOTTE, N.C., August 31, 1998 - Cogentrix Energy, Inc. has acquired a 52% ownership interest in an 800 MW natural gas fired combined cycle facility that is being constructed in Batesville, Mississippi. LS Power, LLC developed the project and will hold the remaining 48% ownership position.

LS Power will maintain management control of the project. Cogentrix will assist in the construction management and have responsibility for operations and maintenance of the facility, which is scheduled to begin commercial operation in the summer of 2000.

Project financing has been provided by Credit Suisse First Boston and closed concurrently with the acquisition of Cogentrix's ownership interest in the project.

Cogentrix Energy, Inc., headquartered in Charlotte, NC, acquires, develops, owns and operates electric generation and other power assets in the United States and internationally.


         Media contact: Jef Freeman/Cogentrix/704-525-3800.